Exhibit 99.1

Duos Technologies Appoints Rail Industry Veteran Frank Lonegro to Board of Directors

Former CFO at Class 1 Rail Operator CSX Brings Over 20 Years of Public Company Leadership Experience

Jacksonville, FL / Globe Newswire / July 19, 2023 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT), through its operating subsidiary Duos Technologies, Inc. a provider of vision based analytical technology solutions, has appointed rail industry veteran Frank Lonegro to its Board of Directors. With a 30-year professional career spanning leadership roles in finance, law, technology and operations, Mr. Lonegro enjoyed a long and distinguished career at CSX Corporation (NASD: CSX) starting in 2000 as Assistant General Counsel and serving in various senior executive roles including Chief Financial Officer from 2015 to 2019. He currently serves as the Chief Financial Officer for Beacon Roofing Supply (NASD: BECN), a Fortune 500 distributor of roofing materials and complementary building products such as siding and waterproofing.

Mr. Lonegro will serve as an independent Director of Duos, replacing Ed Harris who served on Duos Board until November 2022. His addition to the Duos Board brings the board composition back to five total directors, four of whom are independent. During his tenure at CSX, Mr. Lonegro was a prominent advocate for rail safety. He led CSX’s Positive Train Control (“PTC”) initiative from 2008 to 2015, and represented the industry in several Congressional and regulatory hearings. Mr. Lonegro has a proven track record of driving shareholder value, spearheading major initiatives, navigating complex environments and transforming organizations. His depth of experience will contribute significantly to the Duos Board.

“I am delighted to welcome Frank to our Board,” said Chuck Ferry, Duos CEO. “Emerging, high-growth companies are well served by Board members like Frank, who have the expertise necessary to mentor senior management and the vast industry knowledge to help guide and propel our growth in an industry as important and complex as rail. I look forward to working with Frank as Duos continues its growth trajectory and benefitting from his hands-on approach to sharing his deep industry knowledge.”

“On behalf of the entire Duos organization, I would like to formally welcome Frank to our Board,” said Company Board Chair Kenneth Ehrman. “Frank brings decades of leadership experience in key areas of the transportation and industrial sector, including rail operations and safety technology, strategic planning, and financial and regulatory stewardship, all of which are vital to our future.”

Mr. Lonegro added: “I’ve been very impressed by the Duos rail inspection portal technology and believe the Company is addressing a large, unmet need much in the way that PTC did. I look forward to offering my knowledge, experience and relationships with freight and passenger rail operators to help make Duos the leading wayside transportation technology provider.”

To stay up to date on the Company's most recent developments or to learn more about the Duos story and its revolutionary technology platforms, be sure to follow here or sign up for email alerts here. For more information please contact DUOT@duostech.com or visit the Company's website and social media channels: Website, LinkedIn, Twitter.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., designs, develops, deploys and operates intelligent vision based technology solutions supporting rail, logistics, intermodal and government customers that streamline operations, improve safety and reduce costs. The Company provides cutting edge solutions that automate the mechanical and security inspection of fast-moving trains, trucks and automobiles through a broad range of proprietary hardware, software, information technology and artificial intelligence. For more information, visit www.duostech.com.

Forward- Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts

Corporate

Fei Kwong, Director, Corporate Communications

Duos Technologies Group, Inc. (Nasdaq: DUOT)
904-652-1625
fk@duostech.com

Investor Relations

Matt Glover or Tom Colton

Gateway Investor Relations

949-574-3860

DUOT@gateway-grp.com